Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(4,841,715)
Realized Gain (Loss) on Swap Contracts	(7,690,506)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(44,283,714)
Unrealized gain (loss) on Fair Value of Swap Contracts	(922)
Dividend Income	1,556,407
Interest Income	1,087,915
ETF Transaction Fees	25,000
Total Income (Loss)	$(54,147,535)

Expenses
General Partner Management Fees	$937,771
Professional Fees	77,726
Brokerage Commissions	69,876
Directors' Fees and insurance	69,896
NYMEX License Fee	31,259
Total Expenses	$1,186,528
Net Income (Loss)	$(55,334,063)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/22	$2,648,854,954
Additions (3,500,000 Shares)	260,123,347
Withdrawals (8,000,000 Shares)	(615,714,648)
Net Income (Loss)	(55,334,063)

Net Asset Value End of Month	$2,237,929,590
Net Asset Value Per Share (28,523,603 Shares)	$78.46

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596